Exhibit 99.1

Hertz Announces Upsize and Pricing of $1 Billion Offerings

Comprised of $750 Million of First Lien Senior Secured Notes and $250 Million of Exchangeable Senior Second-Lien Secured PIK Notes Issued by The Hertz Corporation

ESTERO, Fla., June 21, 2024 -- Hertz Global Holdings, Inc. (NASDAQ: HTZ) (“Hertz” or the “Company”), a leading global rental car company, today announced that its wholly-owned indirect subsidiary, The Hertz Corporation (“Hertz Corp.”), has entered into agreements to sell $750 million (representing an upsize from the previously announced $500 million) aggregate principal amount of 12.625% First Lien Senior Secured Notes due 2029 (the “First Lien Notes”) and $250 million aggregate principal amount of 8.000% Exchangeable Senior Second-Lien Secured PIK Notes due 2029 (the “Exchangeable Notes” and, together with the First Lien Notes, the “Notes”), in private offerings exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The offerings are each expected to close on or about June 28, 2024, subject to customary closing conditions.

Hertz Corp. intends to use the net proceeds of the offerings to pay down a portion of its $2.0 billion committed revolving credit facility, improving liquidity. The revolving credit facility will remain available following the paydown, and total commitments under the revolving credit facility will be unchanged as a result of the offerings. The completion of the offering of the First Lien Notes and the completion of the offering of the Exchangeable Notes are not contingent on each other.

The First Lien Notes will be issued at par and will bear interest at a rate of 12.625% per annum payable semi-annually in cash in arrears on January 15 and July 15 of each year, beginning on January 15, 2025, and will mature on July 15, 2029.

The Exchangeable Notes will bear PIK interest at a rate of 8.000% per year payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2025. The Exchangeable Notes will mature on July 15, 2029, unless repurchased, redeemed or exchanged in accordance with their terms prior to maturity.

The exchange rate will initially be 150.9388 shares of Common Stock per $1,000 capitalized principal amount of Exchangeable Notes (equivalent to an initial exchange price of approximately $6.6252 per share of Common Stock). The initial exchange price of the Exchangeable Notes represents a premium of approximately 89% to the $3.51 closing price of the Common Stock on the Nasdaq Global Select Market on June 20, 2024. Prior to April 15, 2029, the Exchangeable Notes will be exchangeable only upon satisfaction of certain conditions and during certain periods, and thereafter, the Exchangeable Notes will be exchangeable at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Exchangeable Notes will be exchangeable on the terms set forth in the indenture into cash, shares of common stock of the Company (“Common Stock”), or a combination thereof, at Hertz Corp.’s election.

Holders of the Exchangeable Notes will have the right to require Hertz Corp. to repurchase all or a portion of their Exchangeable Notes at 100% of their initial principal amount of the Exchangeable Notes to be repurchased plus PIK interest on such Exchangeable Notes for each interest payment date occurring on or prior to the repurchase date plus accrued and unpaid PIK interest to, but excluding, the date of such repurchase, upon the occurrence of certain corporate events constituting a “fundamental change” as defined in the indenture governing the Exchangeable Notes. Hertz Corp. may not redeem the Exchangeable Notes prior to July 20, 2027. On or after July 20, 2027 and on or prior to the 31st scheduled trading day immediately preceding the maturity date, if the last reported sale price per share of Common Stock has been at least 250% of the exchange price for the Exchangeable Notes for certain specified periods, Hertz Corp. may redeem all (but not part) of the Exchangeable Notes at a cash redemption price equal to the initial principal amount of the Exchangeable Notes to be redeemed plus PIK interest on such Exchangeable Notes for each interest payment date occurring on or prior to the redemption date plus accrued and unpaid PIK interest on such Exchangeable Notes to, but not including, the redemption date.

The Notes are expected to be guaranteed by the Company, Rental Car Intermediate Holdings, LLC, Hertz Corp.’s direct parent company, and each of Hertz Corp.’s existing domestic subsidiaries and future restricted subsidiaries that guarantees indebtedness under Hertz Corp.’s first lien credit facilities or certain other indebtedness for borrowed money. The First Lien Notes and the related guarantees (other than the guarantee by the Company) are expected to be secured (subject to certain exceptions and permitted liens) on a first-lien basis by the same assets (other than certain excluded property) that secure indebtedness under Hertz Corp.’s first lien credit facilities (the “Collateral”) and are therefore expected to be effectively pari passu with indebtedness under Hertz Corp.’s first lien credit facilities. The Exchangeable Notes and the related guarantees (other than the guarantee by the Company) are expected to be secured (subject to certain exceptions and permitted liens) on a second-lien basis by the Collateral and are therefore expected to be effectively junior to the First Lien Notes and indebtedness under Hertz Corp.’s first lien credit facilities.

The Notes and the guarantees of the Notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and, except for the Exchangeable Notes and the related guarantees, to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes, the guarantees of the Notes and any shares of Common Stock issuable upon exchange of the Exchangeable Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and the securities laws of any other jurisdiction.

This press release is not an offer to sell or purchase, or a solicitation of an offer to sell or purchase, the Notes, the guarantees of the Notes or the shares of Common Stock issuable upon exchange of the Exchangeable Notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful.

ABOUT HERTZ

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation owns and operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Words such as “expect,” “will” and “intend” and similar expressions identify forward-looking statements, which include but are not limited to statements related to our positioning, strategy, vision, forward looking investments, conditions in the travel industry, our financial and operational condition, our sources of liquidity, the offerings, the anticipated completion and timing of the offerings and Hertz Corp.’s expected use of proceeds from the offerings. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including risks and uncertainties related to completion of the offerings on the anticipated terms or at all, market conditions (including market interest rates) and the satisfaction of customary closing conditions related to the offerings, unanticipated uses of capital and those in our risk factors that we identify in the offering memorandums for these offerings and our most recent annual report on Form 10-K for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission on February 12, 2024, and any updates thereto in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. We caution you not to place undue reliance on our forward-looking statements, which speak only as of their date, and we undertake no obligation to update this information.

Contact

Hertz Investor Relations: investorrelations@hertz.com, Hertz Media Relations: Mediarelations@hertz.com